UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 12, 2007

BANCROFT URANIUM INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50366 (Commission File Number)	94-3409449 (I.R.S. Employer Identification No.)

8655 East Via De Ventura, Suite G200 Scottsdale, AZ (Address of principal executive offices)		85258 (Zip Code)

(480) 346-1460
(Registrant’s telephone number, including area code) (480) 346-1461 FAX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.”  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2007, Andrew Hamilton resigned all offices of the corporation and appointed P. Leslie Hammond as Chief Executive Officer, President, Principal Financial and Accounting Officer and Treasurer of the corporation.  Mr. Hamilton remains on the board of directors, although he has indicated his desire to resign from that office at the earliest possible opportunity.

P. Leslie Hammond is a chartered accountant who has been employed since 1985 as the President of Hammond Management Corporation based in Victoria, British Columbia.  At Hammond Management Corporation, Mr. Hammond provides private and public companies with a wide variety of management and advisory services.  Mr. Hammond has a bachelor of arts from Simon Fraser University in Economics and Commerce and has been a chartered accountant since 1974.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCROFT URANIUM INC.

Dated: October 12, 2007	By: /s/ P. Leslie Hammond
Name: P. Leslie Hammond
Title: President and CEO

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